Exhibit 99.13

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ARRANGEMENT AGREEMENT

TERRASCEND CORP.

- and -

CANOPY GROWTH CORPORATION

CANOPY RIVERS CORPORATION

JW OPPORTUNITIES MASTER FUND, LTD.

JW PARTNERS, LP

PHARMACEUTICAL OPPORTUNITIES FUND, LP

 October 8, 2018

-i-

Schedule A	Plan of Arrangement
Schedule B	Arrangement Resolution
Schedule C	Exchangeable Share Protection Agreement
Schedule D	Company Representations and Warranties
Schedule E	Representations and Warranties of the Parties Other than the Company

-ii-

ARRANGEMENT AGREEMENT

THIS AGREEMENT is made as of October 8, 2018,

AMONG:

TERRASCEND CORP.,

a corporation existing under the laws of the Province of Ontario

(the “Company”)

- and -

CANOPY GROWTH CORPORATION,

a corporation existing under the federal laws of Canada

(“Canopy Growth”)

- and -

CANOPY RIVERS CORPORATION,

a corporation existing under the federal laws of Canada

(“Canopy Rivers”)

- and -

JW OPPORTUNITIES MASTER FUND, LTD.,

a corporation existing under the laws of the Cayman Islands

(“JW Opportunities”)

- and -

JW PARTNERS, LP,

a limited partnership existing under the laws of Delaware, USA

(“JW Partners”)

- and -

PHARMACEUTICAL OPPORTUNITIES FUND, LP,

a limited partnership existing under the laws of Delaware, USA

(“Pharma Opportunities” and, together with JW Opportunities

and JW Partners, the “JW Entities”)

WHEREAS the Company wishes to undertake a reorganization of its capital;

AND WHEREAS the Board has unanimously determined (with conflicted directors abstaining) that the Arrangement is fair to the Company Shareholders and in the best interests of the Company, and has resolved to recommend that the Company Shareholders vote in favour of the Arrangement;

AND WHEREAS the Parties intend to carry out the transactions contemplated herein by way of a plan of arrangement under the provisions of the OBCA;

AND WHEREAS the Company has entered into support and voting agreements with all of the directors and senior officers of the Company pursuant to which, among other things, such directors and officers have agreed to vote all of the Common Shares held by them in favour of the Arrangement Resolution, on the terms and subject to the conditions set forth in such agreements;

AND WHEREAS the Parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters related to the transactions herein provided for.

NOW THEREFORE, in consideration of the covenants and agreements herein contained, the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Defined Terms

As used in this Agreement, the following terms have the following meanings:

“Agreement” means this arrangement agreement, including all schedules hereto, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Arrangement” means the arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement.

“Arrangement Resolution” means the special resolution approving this Plan of Arrangement to be considered at the Company Meeting by the Company Shareholders entitled to vote thereon pursuant to the Interim Order, substantially in the form of Schedule B.

“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement, required by the OBCA to be sent to the Director after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in a form satisfactory to Canopy Growth, Canopy Rivers, the JW Entities and the Company, each acting reasonably.

“Authorization” means, with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the Person.

“Board” means the board of directors of the Company, as constituted from time to time.

“Board Recommendation” has the meaning specified in Section 2.4(b).

“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Toronto, Ontario.

“Canopy Growth” has the meaning specified in the preamble.

“Canopy Growth Stock Exchange Approval” means the approval of the TSX and NYSE of the terms of the Arrangement.

“Canopy Rivers” has the meaning specified in the preamble.

“Canopy Rivers Stock Exchange Approval” means the approval of the TSXV of the terms of the Arrangement.

“Canopy Warrants” means (i) the outstanding Warrants issued by the Company to Canopy Growth on December 8, 2017, being 9,545,456 Warrants as of the date of the Arrangement Agreement represented by Warrant certificate 2017-05; and (ii) the outstanding Warrants issued by the Company to Canopy Rivers on December 8, 2017, being 9,545,456 Warrants as of the date of the Arrangement Agreement represented by Warrant certificate 2017-04.

“Certificate of Arrangement” means the certificate of arrangement issued by the Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement.

“Closing” has the meaning specific in Section 2.7(b).

“Common Shares” means the common shares in the capital of the Company.

“Company” has the meaning specified in the preamble.

“Company Circular” means the notice of the Company Meeting and accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to the Company Shareholders in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Company Meeting” means the special meeting of Company Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of this Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Company Circular and agreed to in writing by the Parties.

“Company Shareholders” means the registered or beneficial holders of the Common Shares, as the context requires.

“Constating Documents” means articles of incorporation, amalgamation, or continuation, articles and notice of articles, by-laws and other constating documents, as applicable, and all amendments to such documents.

“Court” means the Ontario Superior Court of Justice (Commercial List), or other court as applicable.

“CSE” means the Canadian Securities Exchange.

“CSE Approval” means the approval of the CSE of the terms of the Arrangement.

“Director” means the Director appointed pursuant to section 278 of the OBCA.

“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement.

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date, or such other time as the Parties agree to in writing before the Effective Date.

“Exchangeable Share Protection Agreement” means the exchangeable share protection agreement between Canopy Growth, Canopy Rivers and the Company, substantially in the form of Schedule C.

“Exchangeable Shares” has the meaning specified in the Plan of Arrangement.

“Final Order” means the final order of the Court made pursuant to section 182(5)(f) of the OBCA in a form acceptable to Canopy Growth, Canopy Rivers, the JW Entities and the Company, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of Canopy Growth, Canopy Rivers, the JW Entities and the Company, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to Canopy Growth, Canopy Rivers, the JW Entities and the Company, each acting reasonably) on appeal.

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, ministry, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, anti-trust, foreign investment, expropriation or taxing authority under or for the account of any of the foregoing or (iv) any stock exchange.

“Interim Order” means the interim order of the Court made pursuant to section 182(5) of the OBCA, in a form acceptable to Canopy Growth, Canopy Rivers, the JW Entities and the Company, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as such order may be amended by the Court with the consent of Canopy Growth, Canopy Rivers, the JW Entities and the Company, each acting reasonably.

“JW Entities” means, collectively, (i) JW Opportunities, (ii) JW Partners and (iii) Pharma Opportunities.

“JW Opportunities” has the meaning specified in the preamble.

“JW Partners” has the meaning specified in the preamble.

“JW Warrants” means the outstanding Warrants issued by the Company to the JW Entities on December 8, 2017, being an aggregate of 28,636,361 Warrants as of the date of the Arrangement Agreement represented by Warrant certificates 2017-01, 2017-02 and 2017-03.

“Law” means, with respect to any Person, any and all applicable law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, notice, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended unless expressly specified otherwise.

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

“Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact required or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made.

“Notice” has the meaning specified in Section 7.3.

“NYSE” means the New York Stock Exchange.

“OBCA” means the Business Corporations Act (Ontario).

“Options” means the options to purchase Common Shares issued pursuant to the Company’s Stock Option Plan dated March 8, 2017, as amended on August 6, 2018.

“Order” means a judgment, writ, order, decision, ruling, injunction or decree of any Governmental Entity;

“Outside Date” means February 8, 2019.

“Parties” means Canopy Growth, Canopy Rivers, the JW Entities and the Company, and “Party” means any one of them.

“Person” includes any individual, partnership, association, body corporate, trust, organization, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“Pharma Opportunities” has the meaning specified in the preamble.

“Plan of Arrangement” means the plan of arrangement proposed under section 182 of the OBCA, substantially in the form of Schedule A, and any amendments or variations made thereto in accordance with this Agreement or Section 4.1 thereof or made at the direction of the Court with the consent of Canopy Growth, Canopy Rivers, the JW Entities and the Company, each acting reasonably.

“Proportionate Voting Shares” has the meaning specified in the Plan of Arrangement.

“Regulatory Approvals” means the CSE Approval, the Canopy Growth Stock Exchange Approval and the Canopy Rivers Stock Exchange Approval.

“Required Approval” has the meaning specified in Section 2.2(b).

“Restricted Share Exemption” means an exemption from certain provisions of Securities Laws relating to restricted securities to, among other things, allow the Common Shares to retain their name following the Effective Time, which has been applied for by the Company;

“Securities Authorities” means the Ontario Securities Commission and any other applicable securities commission or securities regulatory authority of a province or territory of Canada.

“Securities Laws” means the Securities Act (Ontario) and any other applicable Canadian securities laws, rules and regulations and published policies thereunder.

“SEDAR” means the System for Electronic Document Analysis and Retrieval maintained on behalf of the Securities Authorities.

“Subject Shares” has the meaning specified in Section 4.2(a)(ii).

“Subscription Agreements” means the subscription agreements entered into between the Company and each of Canopy Growth, Canopy Rivers and the JW Entities dated November 15, 2017.

“Support and Voting Agreements” means each of the support and voting agreements dated the date hereof between the Company and each of the directors and senior officers of the Company.

“Tax Act” means the Income Tax Act (Canada).

“Taxes” means (i) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, provincial sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers’ compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (i) above or this clause (ii); (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iv) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party, and in each case, whether disputed or not.

“Transfer” has the meaning specified in Section 4.2(a)(iii).

“Transfer Agent” means, prior to the Effective Time, the Person appointed as the transfer agent and registrar of the Common Shares, and following the Effective Time, the Person appointed as the transfer agent and registrar of the Common Shares, Proportionate Voting Shares and the Exchangeable Shares.

“TSX” means the Toronto Stock Exchange.

“TSXV” means the TSX Venture Exchange.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

“U.S. Securities Act” means the United States Securities Act of 1933.

“Warrants” means warrants of the Company exercisable for Common Shares.

1.2	Certain Rules of Interpretation

In this Agreement, unless otherwise specified:

(a)	Headings, etc. The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Agreement.

(b)	Currency. All references to dollars or to $ are references to Canadian dollars, unless otherwise specified.

(c)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(d)	Certain Phrases and References, etc. The words “including”, “includes” and “include” mean “including (or includes or include) without limitation,” and “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of.” Unless stated otherwise, “Article”, “Section”, and “Schedule” followed by a number or letter mean and refer to the specified Article or Section of or Schedule to this Agreement. The term “Agreement” and any reference in this Agreement to this Agreement or any other agreement or document includes, and is a reference to, this Agreement or such other agreement or document as it may have been, or may from time to time be, amended, restated, replaced, supplemented or novated and includes all schedules to it.

(e)	Capitalized Terms. Unless otherwise specified, all capitalized terms used in any Schedule have the meanings ascribed to them in this Agreement.

(f)	Statutes. Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(g)	Computation of Time. A period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. on the next Business Day if the last day of the period is not a Business Day.

(h)	Time References. References to time are to local time, Toronto, Ontario.

(i)	Affiliates and Subsidiaries. For the purpose of this Agreement, a Person is an “affiliate” of another Person if one of them is a subsidiary of the other or each one of them is controlled, directly or indirectly, by the same Person. A “subsidiary” means a Person that is controlled directly or indirectly by another Person and includes a subsidiary of that subsidiary. A Person is considered to “control” another Person if: (i) the first Person beneficially owns or directly or indirectly exercises control or direction over securities of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person, unless that first Person holds the voting securities only to secure an obligation, (ii) the second Person is a partnership, other than a limited partnership, and the first Person holds more than 50% of the interests of the partnership, or (iii) the second Person is a limited partnership, and the general partner of the limited partnership is the first Person.

ARTICLE 2

THE ARRANGEMENT

2.1	Arrangement

The Parties agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions of this Agreement and the Plan of Arrangement.

2.2	Interim Order

As soon as reasonably practicable after the date of this Agreement, the Company shall apply, in a manner reasonably acceptable to the other Parties, pursuant to section 182 of the OBCA and, in cooperation with the other Parties, prepare, file and diligently pursue an application for the Interim Order, which shall provide, among other things:

(a)	for the classes of persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

(b)	that the required level of approval (the “Required Approval”) for the Arrangement Resolution shall be (i) two-thirds of the votes cast on the Arrangement Resolution by Company Shareholders present in person or represented by proxy at the Company Meeting; and (ii) a simple majority of the votes cast on the Arrangement Resolution by Company Shareholders present in person or represented by proxy at the Company Meeting, excluding for this purpose votes attached to Common Shares held by persons described in items (a) through (d) of section 8.1(2) of MI 61-101;

(c)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(d)	that the Company Meeting may be adjourned or postponed from time to time by the Company in accordance with the terms of this Agreement without the need for additional approval of the Court;

(e)	confirmation of the record date for the purposes of determining the Company Shareholders entitled to notice of and to vote at the Company Meeting in accordance with the Interim Order;

(f)	that the record date for the Company Shareholders entitled to notice of and to vote at the Company Meeting will not change in respect of any adjournment(s) of the Company Meeting, unless required by applicable Laws;

(g)	that, in all other respects, the terms, restrictions and conditions of the Company’s Constating Documents, including quorum requirements and all other matters, shall apply in respect of the Company Meeting; and

(h)	for such other matters as the Company may reasonably require, subject to obtaining the prior consent of the other Parties, such consent not to be unreasonably withheld, conditioned or delayed.

2.3	The Company Meeting

Subject to the terms of this Agreement and (other than in the case of Section 2.3(a)) the receipt of the Interim Order, the Company shall:

(a)	fix and publish a record date for the purposes of determining Company Shareholders entitled to receive notice of and vote at the Company Meeting;

(b)	convene and conduct the Company Meeting in accordance with the Interim Order, the Company’s Constating Documents and Law as soon as reasonably practicable;

(c)	give notice to the other Parties of the Company Meeting and allow the other Parties’ respective representatives, legal counsel and financial advisors to attend the Company Meeting, both in accordance with the Interim Order;

(d)	promptly advise the other Parties, at such times as such other Parties may reasonably request, as to the aggregate tally of the proxies received by the Company in respect of the Arrangement Resolution; and

(e)	promptly advise the other Parties of receipt of any communication (written or oral) from any Company Shareholder, other securityholder of the Company or any other stakeholder in opposition to the Arrangement (except for non-substantive communications).

2.4	The Company Circular

(a)           Subject to compliance with Section 2.4(d) by the other Parties, the Company shall promptly prepare and complete the Company Circular together with any other documents required by Law in connection with the Company Meeting and the Arrangement, and the Company shall, promptly after obtaining the Interim Order, cause the Company Circular and such other documents to be filed and sent to each Company Shareholder and other Person as required by the Interim Order and Law, in each case so as to permit the Company Meeting to be held as soon as reasonably practicable, as specified in Section 2.3(b).

(b)           On the date of mailing thereof, the Company shall ensure that the Company Circular complies in all material respects with Law and the Interim Order, does not contain any Misrepresentation (except that the Company shall not be responsible for any information included in the Company Circular related to the other Parties or their respective affiliates that was furnished by any of the other Parties for inclusion in the Company Circular pursuant to Section 2.4(d)) and provides the Company Shareholders with sufficient information to permit them to form a reasoned judgement concerning the matters to be placed before the Company Meeting. Without limiting the generality of the foregoing, the Company Circular shall include: (i) a statement that the Board has unanimously (subject to any abstentions), after receiving legal and financial advice, determined that the Arrangement Resolution is in the best interests of the Company and recommends that the Company Shareholders vote in favour of the Arrangement Resolution (the “Board Recommendation”), and (ii) a statement that each director and senior officer of the Company has agreed to vote any Common Shares owned or controlled by such individual in favour of the Arrangement Resolution pursuant to the Support and Voting Agreements.

(c)           The Company shall give the other Parties and their respective legal counsel and financial advisors a reasonable opportunity to review and comment on drafts of the Company Circular and other related documents, and shall give reasonable consideration to any comments made by them, and agrees that all information relating solely to the other Parties or their respective affiliates included in the Company Circular must be in a form and content satisfactory to the applicable other Party, acting reasonably.

(d)           Each of the other Parties shall provide the Company with, on a timely basis, all information regarding such other Party and its affiliates as required by applicable Laws for inclusion in the Company Circular or in any amendments or supplements to the Company Circular. The applicable other Party shall ensure that such information does not contain any Misrepresentation.

(e)           Each Party shall promptly notify the other Parties if it becomes aware that the Company Circular contains a Misrepresentation, or otherwise requires an amendment or supplement. The Parties shall co-operate in the preparation of any such amendment or supplement as required or appropriate, and the Company shall promptly mail, file or otherwise publicly disseminate any such amendment or supplement to the Company Shareholders and, if required by the Court or by Law, file the same with the Securities Authorities or any other Governmental Entity as required.

2.5	Final Order

If the Interim Order is obtained and the Arrangement Resolution is approved at the Company Meeting in accordance with the terms of the Interim Order, the Company shall take all steps necessary to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to section 182 of the OBCA, as soon as reasonably practicable, but in any event not later than three Business Days, after the Arrangement Resolution is passed at the Company Meeting as provided for in the Interim Order.

2.6	Court Proceedings

(a)           Each of Canopy Growth, Canopy Rivers and the JW Entities shall cooperate with and assist the Company in, and consent to the Company, seeking the Interim Order and the Final Order, including by providing the Company on a timely basis with any information regarding itself or its affiliates as reasonably requested by the Company or as required by Law to be supplied by it in connection therewith.

(b)           In connection with all Court proceedings relating to obtaining the Interim Order and the Final Order, and in each case subject to Law, the Company shall:

(i)	diligently pursue, and cooperate with Canopy Growth, Canopy Rivers and the JW Entities in diligently pursuing, the Interim Order and the Final Order;

(ii)	provide Canopy Growth, Canopy Rivers, the JW Entities and their respective legal counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with pursuing the Interim Order or the Final Order, and give reasonable consideration to all such comments;

(iii)	provide legal counsel to each of Canopy Growth, Canopy Rivers and the JW Entities with copies of any notice of appearance, evidence or other documents served on the Company or its legal counsel in respect of the application for the Interim Order or the Final Order or any appeal from them, and any notice, written or oral, indicating the intention of any Person to appeal, or oppose the granting of, the Interim Order or the Final Order;

(iv)	not object to legal counsel to Canopy Growth, Canopy Rivers or the JW Entities making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided that the Company is advised of the nature of any submissions on a timely basis prior to the hearing and such submissions are consistent in all material respects with this Agreement and the Plan of Arrangement;

(v)	ensure that all material filed with the Court in connection with pursuing the Interim Order or the Final Order is consistent in all material respects with this Agreement and the Plan of Arrangement;

(vi)	oppose any proposal from any Person that the Final Order contain any provision inconsistent with this Agreement;

(vii)	if at any time after the issuance of the Final Order and prior to the Effective Date, the Company is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, it shall do so after notice to, and in consultation and cooperation with, Canopy Growth, Canopy Rivers and the JW Entities; and

(viii)	not file any material with the Court in connection with pursuing the Interim Order or the Final Order or serve any such material, or agree to modify or amend any material so filed or served, except as contemplated by this Agreement or with the prior consent of Canopy Growth, Canopy Rivers and the JW Entities, which consent may not be unreasonably withheld, conditioned or delayed, provided that consent may be withheld with respect to any modification or amendment to such filed or served materials that expands or increases the obligations of the Party withholding consent or diminishes or limits the rights of the Party withholding consent set forth in any such filed or served materials or under this Agreement.

2.7	Articles of Arrangement and Effective Date

(a)           The Company shall file the Articles of Arrangement with the Director, and the Effective Date shall occur, on the date which is three Business Days after the date on which all conditions set forth in Section 5.1 to Section 5.5 have been satisfied or waived (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favour the condition is, of those conditions as of the Effective Date), unless another time or date is agreed to in writing by the Parties. From and after the Effective Time, the Arrangement will have all of the effects provided by applicable Law, including the OBCA.

(b)           The closing of the Arrangement (the “Closing”) will take place at the offices of Blake, Cassels & Graydon LLP, 199 Bay St., Suite 4000, Toronto, Ontario, M5L 1A9 or at such other location as may be agreed upon by the Parties.

2.8	Exchange of Shares

Forthwith following the Effective Time, the Company shall, subject to the terms of the Plan of Arrangement, issue and deliver to the Transfer Agent one or more irrevocable treasury directions authorizing the Transfer Agent, as the registrar and transfer agent of the Proportionate Voting Shares and Exchangeable Shares, to register and issue the aggregate number of Proportionate Voting Shares and Exchangeable Shares, as applicable, to which each of Canopy Growth, Canopy Rivers and the JW Entities are entitled pursuant to the Plan of Arrangement.

2.9	Withholding Taxes

The Company and the Transfer Agent, as applicable, shall be entitled to deduct and withhold from any Proportionate Voting Shares or Exchangeable Shares deliverable or consideration otherwise deliverable to any former Common Shareholder or holder of Warrants such amounts as they may be required to deduct and withhold therefrom under any provision of applicable Laws in respect of Taxes. To the extent that any amounts are so deducted and withheld, such amounts shall be treated for all purposes hereof as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To satisfy the amount required to be deducted or withheld from any payment to any such Common Shareholder or holder of Warrants, the Company or the Transfer Agent, as applicable, may sell or otherwise dispose of (or exercise any exchange or conversion rights applicable and then sell or otherwise dispose of the underlying Common Shares) any portion of the Common Shares, Proportionate Voting Shares or Exchangeable Voting Shares deliverable to such holder as is necessary to provide sufficient funds to enable the Company or the Transfer Agent, as applicable, to comply with such deduction and/or withholding requirements.

2.10	U.S. Securities Law Matters

The Parties agree that the Arrangement will be carried out with the intention that all Proportionate Voting Shares issued under the Arrangement to the JW Entities will be issued by the Company in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by section 3(a)(10) thereof or another available exemption. In order to ensure the availability of the exemption under section 3(a)(10) of the U.S. Securities Act, the Parties agree that the Arrangement will be carried out on the following basis:

(a)	the Arrangement will be subject to the approval of the Court;

(b)	the Court will be advised as to the intention of the Parties to rely on the exemption from the registration requirements of the U.S. Securities Act under section 3(a)(10) thereof prior to the hearing required to approve the Arrangement;

(c)	before approving the Arrangement, the Court will be required to satisfy itself as to the procedural and substantive fairness of the Arrangement to the Company Shareholders;

(d)	the Company will ensure that the JW Entities will be given adequate notice advising them of their right to attend the Final Order hearing and will provide them with sufficient information for them to exercise that right;

(e)	the JW Entities hereby acknowledge that they have been advised that the Proportionate Voting Shares issued pursuant to the Arrangement have not been registered under the U.S. Securities Act and will be issued by the Company in reliance on the exemption under section 3(a)(10) of the U.S. Securities Act;

(f)	the Final Order approving the Arrangement that is obtained from the Court will expressly state that the Plan of Arrangement is fair and reasonable (as that term is understood for the purposes of section 182 of the OBCA) and is approved by the Court; and

(g)	the Interim Order approving the Company Meeting will specify that each Company Shareholder will have the right to appear before the Court at the Final Order hearing so long as they deliver a Notice of Appearance within the time prescribed by the Interim Order.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Company

(a)           The Company represents and warrants to the other Parties that the representations and warranties set forth in Schedule D are true and correct as of the date hereof and acknowledges and agrees that the other Parties are relying upon such representations and warranties in connection with the entering into of this Agreement.

(b)           The representations and warranties of the Company contained in this Agreement shall survive the completion of the Arrangement and shall not expire and be terminated when this Agreement is terminated in accordance with its terms.

(c)           Except for the representations and warranties set forth in this Agreement, neither the Company nor any other Person has made or makes any other express or implied representation and warranty, either written or oral, on behalf of the Company.

3.2	Representations and Warranties of the Parties Other than the Company

(a)           Except for representations and warranties specifically limited to a particular Party, each of the Parties other than the Company, severally but not jointly, represents and warrants to the Company that the representations and warranties set forth in Schedule E are true and correct as of the date hereof in respect of such Party and acknowledges and agrees that the Company is relying upon such representations and warranties in connection with the entering into of this Agreement. Where a representation and warranty set forth in Schedule E is specifically limited to a particular Party, such Party represents and warrants to the Company that such representation and warranty is true and correct as of the date hereof and acknowledges and agrees that the Company is relying upon such representation and warranty in connection with the entering into of this Agreement.

(b)           The representations and warranties of the Parties other than the Company contained in this Agreement shall survive the completion of the Arrangement and shall not expire and be terminated when this Agreement is terminated in accordance with its terms.

(c)           Except for the representations and warranties set forth in this Agreement, none of the Parties other than the Company, nor any other Person, has made or makes any other express or implied representation and warranty, either written or oral, on behalf of the Parties other than the Company.

ARTICLE 4

COVENANTS

4.1	Covenants of the Company Relating to the Arrangement

(a)           Subject to the terms and conditions of this Agreement, the Company shall perform all obligations required to be performed by the Company under this Agreement, cooperate with the other Parties in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable in order to complete and make effective, as soon as reasonably practicable, the Arrangement and, without limiting the generality of the foregoing, the Company shall and, where appropriate, shall cause its subsidiaries to:

(i)	other than in connection with obtaining the Regulatory Approvals, which shall be governed by the provisions of Section 4.4, use its commercially reasonable efforts, upon reasonable consultation with the other Parties, to oppose, lift or rescind any injunction, restraining or other order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the completion of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or this Agreement, provided that neither the Company nor any of its subsidiaries will consent to the entry of any judgment or settlement with respect to any such proceeding without the prior written approval of the other Parties, not to be unreasonably withheld, conditioned or delayed;

(ii)	use its commercially reasonable efforts to satisfy all conditions precedent in this Agreement and carry out the terms of the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it with respect to this Agreement or the Arrangement; and

(iii)	not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or any commercially reasonable action not to be taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the completion of the Arrangement.

(b)           The Company shall promptly notify the other Parties of:

(i)	any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person is required in connection with this Agreement or the Arrangement;

(ii)	unless prohibited by Law, any notice or other communication from any Governmental Entity in connection with this Agreement (and the Company shall contemporaneously provide a copy of any such written notice or communication to the other Parties); or

(iii)	any material filing, action, suit, claim, investigation or proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or its affiliates in connection with this Agreement or the Arrangement.

4.2	Covenants of the Parties Other than the Company Relating to the Arrangement

(a)           Subject to the terms and conditions of this Agreement, each of the Parties other than the Company shall perform all obligations required to be performed by it under this Agreement, cooperate with the Company in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable in order to complete and make effective, as soon as reasonably practicable, the Arrangement and, without limiting the generality of the foregoing, each of the Parties other than the Company shall and, where appropriate, shall cause its subsidiaries to:

(i)	other than in connection with obtaining the Regulatory Approvals, which shall be governed by the provisions of Section 4.4, use its commercially reasonable efforts, upon reasonable consultation with the Company, to oppose, lift or rescind any injunction, restraining or other order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the completion of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or this Agreement, provided that neither the Party nor any of its subsidiaries will consent to the entry of any judgment or settlement with respect to any such proceeding without the prior written approval of the Company, not to be unreasonably withheld, conditioned or delayed;

(ii)	vote, or cause to be voted, any Common Shares directly or indirectly owned or controlled by the Party or any of its affiliates (the “Subject Shares”) (i) in favour of the Arrangement Resolution; (ii) in favour of any other matter necessary for the consummation of the transactions contemplated by this Agreement; and (iii) against, and not otherwise support, any matter that could reasonably be expected to delay, prevent, impede or frustrate the Company Meeting or the successful completion of the Arrangement or any of the transactions contemplated by the Arrangement Agreement;

(iii)	unless required by Law, not, directly or indirectly, prior to the approval of the Arrangement Resolution (i) sell, transfer, gift, assign, grant a participation interest in, option, pledge, hypothecate, grant a security or voting interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of any of its Subject Shares to any Person, (ii) except as required herein, grant any proxies or power of attorney in respect of its Subject Shares or deposit any of its Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, (iii) enter into any agreement affecting or restricting the ability of the Party to exercise all voting rights attaching to its Subject Shares, or (iv) agree to take any of the actions described in the foregoing clauses (i) to (iii);

(iv)	promptly notify the Company, at first orally and then in writing, of the amount of any new Common Shares acquired by, or in respect of which control or direction over the voting is, directly or indirectly, acquired by, the Party after the date hereof and any such Common Shares shall be subject to the terms of this Agreement as though owned by the Party on the date hereof and shall be included in the definition of “Subject Shares”;

(v)	not, directly or indirectly (i) solicit proxies, or become a participant in a solicitation, in opposition to or competition with the transactions contemplated by this Agreement, (ii) act jointly or in concert with others with respect to voting securities of the Company for the purpose of opposing or competing with the transactions contemplated by this Agreement, (iii) unless required by Law, publicly withdraw support from the transactions contemplated by this Agreement, or (iv) join in the requisition of any meeting of the securityholders of the Company for the purpose of considering any resolution for any matter that could reasonably be expected to delay, prevent, impede or frustrate the Company Meeting or the successful completion of the Arrangement and each of the transactions contemplated by this Agreement;

(vi)	use its commercially reasonable efforts to satisfy all conditions precedent in this Agreement and carry out the terms of the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its affiliates with respect to this Agreement or the Arrangement; and

(vii)	not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or any commercially reasonable action not to be taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the completion of the Arrangement.

(b)           Each of the Parties other than the Company shall promptly notify the Company of:

(i)	any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person is required in connection with this Agreement or the Arrangement;

(ii)	unless prohibited by Law, any notice or other communication from any Governmental Entity in connection with this Agreement (and the applicable Party shall contemporaneously provide a copy of any such written notice or communication to the Company); or

(iii)	any material filing, action, suit, claim, investigation or proceeding commenced or, to the knowledge of the Party, threatened against, relating to or involving or otherwise affecting such Party or its affiliates in connection with this Agreement or the Arrangement.

4.3	Conduct of Business of the Company

Each of Canopy Growth, Canopy Rivers and the JW Entities covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, it shall not seek to enforce its rights under section 6(vv) of the applicable Subscription Agreement; provided that the Company does not, directly or indirectly, prior to the Effective Time: (a) derive revenue from the cultivation, distribution or possession of marijuana in the United States; or (b) consummate any acquisition of, investment in, or merger, amalgamation, arrangement or similar transaction with, an entity that engages in the business of cultivating, distributing or possessing marijuana in the United States.

4.4	Regulatory Approvals

(a)           As soon as reasonably practicable after the date hereof, the Company shall make or cause to be made all notifications, filings, applications and submissions required or advisable in order to obtain the CSE Approval, use commercially reasonable efforts to obtain the CSE Approval in a timely manner so as to enable the Closing to occur as soon as reasonably practicable (and in any event no later than the Outside Date) and keep the other Parties reasonably informed as to the status of the CSE Approval.

(b)           Canopy Growth shall use commercially reasonable efforts to maintain the Canopy Growth Stock Exchange Approval so as to enable the Closing to occur as soon as reasonably practicable (and in any event no later than the Outside Date) and promptly advise the Company of any changes (or threatened changes) in the status of the Canopy Growth Stock Exchange Approval.

(c)           Canopy Rivers shall use commercially reasonable efforts to maintain the Canopy Rivers Stock Exchange Approval so as to enable the Closing to occur as soon as reasonably practicable (and in any event no later than the Outside Date) and promptly advise the Company of any changes (or threatened changes) in the status of the Canopy Rivers Stock Exchange Approval.

(d)           Subject to applicable Law, the Parties will coordinate and cooperate in exchanging information and supplying assistance that is reasonably requested in connection with this Section 4.4. The Parties will provide each other with copies of any substantive written or electronic communication received from Governmental Entities on or after the date hereof with respect to all applications, filings or other processes in respect of the Regulatory Approvals (with any competitively and/or commercially sensitive information being permitted to be redacted) and provide the other Parties the opportunity to review and comment on drafts of any substantive notification, filing, application or submission (with any competitively and/or commercially sensitive information being permitted to be redacted) in connection with the Regulatory Approvals, with any such comments being given reasonable consideration.

(e)           If any objections are asserted by any Governmental Entity under any applicable Law with respect to the transactions contemplated by this Agreement, or if any proceeding is instituted or threatened by any Governmental Entity challenging or which could lead to a challenge of any of the transactions contemplated by this Agreement as not in compliance with any Law, the Parties shall use commercially reasonable efforts consistent with the terms of this Agreement to resolve or avoid such proceeding so as to allow Closing to occur on or prior to the Outside Date.

4.5	Public Communications

A Party shall not, and shall cause its affiliates not to, issue any press release or make any other public statement or disclosure with respect to this Agreement or the Arrangement without the consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the foregoing shall be subject to each Party’s (and their affiliates’) overriding obligation to make any disclosure or filing in accordance with applicable Laws, including Securities Laws, and if, based on the advice of its external legal counsel, such disclosure or filing is required, the disclosing Party (or affiliate of a Party) shall use reasonable efforts to give the other Parties prior notice and a reasonable opportunity to review or comment on the disclosure or filing (other than with respect to confidential information contained in such disclosure or filing), and if such prior notice is not possible, shall give such notice immediately following the making of such disclosure or filing. The Party (or its affiliate) making such disclosure shall give reasonable consideration to any comments made by the other Parties and/or their respective legal counsel. Notwithstanding the foregoing, the Company may have discussions with Company Shareholders, other holders of Company securities, financial analysts, commercial counterparties and other stakeholders relating to this Agreement or the transactions contemplated by it, provided that such discussions are not inconsistent with the most recent press releases, public disclosures or public statements made by the Company or any other Party that were approved by all Parties prior to filing or release, as applicable. The Parties acknowledge that the Company will file this Agreement and a material change report relating thereto on SEDAR.

4.6	Notice Provisions

(a)           Each Party shall promptly notify the other Party of the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would, or would be reasonably likely to:

(i)	cause any of the representations or warranties of such Party contained in this Agreement to be untrue or inaccurate in any material respect on the date hereof or on the Effective Date; or

(ii)	result in the failure, in any material respect, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party under this Agreement.

(b)           Notification provided under this Section 4.6 will not affect the representations, warranties, covenants, agreements or obligations of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.

ARTICLE 5

CONDITIONS

5.1	Mutual Conditions Precedent

The Parties will not complete the Arrangement unless each of the following conditions is satisfied on or prior to the Effective Time, which conditions may only be waived, in whole or in part, by the unanimous consent of the Parties:

(a)	Arrangement Resolution. The Arrangement Resolution has been approved and adopted at the Company Meeting in accordance with the Interim Order.

(b)	Interim and Final Order. The Interim Order and the Final Order have each been obtained on terms consistent with this Agreement, and have not been set aside or modified in a manner unacceptable to any Party, acting reasonably, on appeal or otherwise.

(c)	CSE Approval. The CSE Approval has been made, given or obtained, and such CSE Approval is in force and has not been modified in any material respect without the consent of the Parties.

(d)	Articles of Arrangement. The Articles of Arrangement to be sent to the Director under the OBCA in accordance with this Agreement shall be in a form and content satisfactory to the Parties, each acting reasonably.

(e)	Illegality. No Law is in effect that makes the completion of the Arrangement illegal or otherwise prohibits or enjoins the Company or the other Parties from completing the Arrangement.

5.2	Additional Condition Precedent in Favour of the Company

The Company is not required to complete the Arrangement unless the Proportionate Voting Shares to be issued to the JW Entities pursuant to the Arrangement are exempt from the registration requirements of the U.S. Securities Act pursuant to section 3(a)(10) thereof, which condition may only be waived, in whole or in part, by the Company.

5.3	Additional Condition Precedent in Favour of the Parties Other than the Company

The Parties will not complete the Arrangement unless each of the following conditions is satisfied on or prior to the Effective Time, which conditions may only be waived, in whole or in part, by the unanimous consent of the Parties other than the Company:

(a)	Company Representation and Warranties. The representations and warranties of the Company set forth in this Agreement are true and correct in all respects, without regard to any materiality qualifications contained in them, as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to have a material adverse effect on the business, affairs, operations, financial performance, results of operations or financial condition of the Company, and all of the Parties other than the Company shall have received a certificate of the Company addressed to all of the Parties other than the Company and dated the Effective Date, signed on behalf of the Company by two senior executive officers of the Company (on the Company’s behalf and without personal liability), confirming the same as of the Effective Date.

(b)	Company Covenants. All covenants of the Company under this Agreement to be performed on or before the Effective Time which have not been waived by all of the Parties other than the Company shall have been duly performed by the Company in all material respects and all of the Parties other than the Company shall have received a certificate of the Company addressed to all of the Parties other than the Company and dated the Effective Date, signed on behalf of the Company by two senior executive officers of the Company (on the Company’s behalf and without personal liability), confirming the same as of the Effective Date.

5.4	Additional Conditions Precedent in Favour of Canopy Growth

The Parties will not complete the Arrangement unless each of the following conditions is satisfied on or prior to the Effective Time, which conditions may only be waived, in whole or in part, by Canopy Growth:

(a)	Canopy Growth Stock Exchange Approval. The Canopy Growth Stock Exchange Approval remains in force and has not been modified in any material respect without the consent of Canopy Growth.

(b)	Exchangeable Share Protection Agreement. The Company, Canopy Growth and Canopy Rivers shall have entered into the Exchangeable Share Protection Agreement, to be effective as of the Effective Time.

5.5	Additional Conditions Precedent in Favour of Canopy Rivers

The Parties will not complete the Arrangement unless each of the following conditions is satisfied on or prior to the Effective Time, which conditions may only be waived, in whole or in part, by Canopy Rivers:

(a)	Canopy Rivers Stock Exchange Approval. The Canopy Rivers Stock Exchange Approval remains in force and has not been modified in any material respect without the consent of Canopy Rivers.

(b)	Exchangeable Share Protection Agreement. The Company, Canopy Growth and Canopy Rivers shall have entered into the Exchangeable Share Protection Agreement, to be effective as of the Effective Time.

5.6	Satisfaction of Conditions

The conditions precedent set out in Section 5.1 to Section 5.5 will be conclusively deemed to have been satisfied, waived or released when the Certificate of Arrangement is issued by the Director.

ARTICLE 6

TERM AND TERMINATION

6.1	Term

This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

6.2	Termination

(a)           This Agreement may be terminated prior to the Effective Time by:

(i)	the mutual written agreement of the Parties;

(ii)	any Party, if:

(A)	the Required Approval is not obtained at the Company Meeting in accordance with the Interim Order, provided that a Party may not terminate this Agreement pursuant to this Section 6.2(a)(ii)(A) if the failure to obtain the Required Approval has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Agreement;

(B)	after the date of this Agreement, any court of competent jurisdiction or other Governmental Entity has issued an Order that makes the completion of the Arrangement illegal or otherwise prohibits or enjoins the Parties from completing the Arrangement (unless such Order has been withdrawn, reversed or otherwise made inapplicable), and such Order has, if applicable, become final and non-appealable, provided the Party seeking to terminate this Agreement pursuant to this Section 6.2(a)(ii)(B) has used its commercially reasonable efforts to, as applicable and to the extent within its control, appeal or overturn such Order or otherwise have it lifted or rendered non-applicable in respect of the Arrangement; or

(C)	the Effective Time does not occur on or prior to the Outside Date, provided that a Party may not terminate this Agreement pursuant to this Section 6.2(a)(ii)(C) if the failure of the Effective Time to so occur has been primarily caused by, or is primarily a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Agreement; or

(iii)	the Company, if the Board withdraws the Board Recommendation;

(b)           The Party desiring to terminate this Agreement pursuant to this Section 6.2 (other than pursuant to Section 6.2(a)(i) [Mutual Agreement]) shall give written notice of such termination to the other Parties, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

6.3	Effect of Termination/Survival

If this Agreement is terminated pursuant to Section 6.1 or Section 6.2, this Agreement shall become void and of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party to this Agreement, except that, in the event of termination under Section 6.1, Section 2.8, Section 2.9, Article 3 (and the related Schedules) and Section 7.2 through to and including Section 7.15 shall survive in accordance with their terms and, in the event of termination under Section 6.2, this Section 6.3 and Section 7.2 through to and including Section 7.15 shall survive in accordance with their terms, and provided further that no Party shall be relieved of any liability for any breach by it of this Agreement prior to such termination.

ARTICLE 7

GENERAL PROVISIONS

7.1	Amendments

(a)           This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Company Meeting but not later than the Effective Time, subject to the Interim Order and the Final Order and Laws, be amended by mutual written agreement of the Parties, without further notice to or authorization on the part of the Company Shareholders, and any such amendment may without limitation:

(i)	change the time for performance of any of the obligations or acts of the Parties;

(ii)	modify any representation or warranty contained in this Agreement or in any document delivered pursuant to this Agreement;

(iii)	modify any of the covenants contained in this Agreement and waive or modify performance of any of the obligations of the Parties;

(iv)	modify any mutual conditions contained in this Agreement; and/or

(v)	if the Restricted Share Exemption is not granted, effect the amendments contemplated in Section 7.1(b).

(b)           If the Restricted Share Exemption is not granted prior to the Effective Time, the Parties agree to enter into an agreement to amend this Agreement and the Plan of Arrangement to contemplate an amendment to the Constating Documents of the Company as part of the Plan of Arrangement to change the name of the Common Shares to subordinated voting shares following the creation of the Proportionate Voting Shares and to update references to Common Shares following the Effective Time accordingly.

7.2	Expenses

All out-of-pocket third party transaction expenses incurred in connection with this Agreement and the Plan of Arrangement, including all costs, expenses and fees of the Company incurred prior to or after the Effective Date in connection with, or incidental to, the Plan of Arrangement, shall be paid by the Party incurring such expenses, whether or not the Arrangement is completed.

7.3	Notices

Any notice, direction or other communication given pursuant to this Agreement (each a “Notice”) must be in writing, sent by hand delivery, courier or email and is deemed to be given and received: (i) on the date of delivery by hand or courier if it is a Business Day and the delivery was made prior to 5:00 p.m. (local time in the place of receipt), and otherwise on the next Business Day; or (ii) if sent by email (with confirmation of transmission) on the date of transmission if it is a Business Day and transmission was made prior to 5:00 p.m. (local time in the place of receipt) and otherwise on the next Business Day, in each case to the Parties at the following addresses (or such other address for a Party as specified by like Notice):

(a)	to the Company at:

TerrAscend Corp.
P. O. Box 43125
Mississauga, Ontario, L5B 4A7

	Attention:	Michael Nashat
	Email:	[***]

with a copy to:

Blake, Cassels & Graydon LLP
199 Bay St., Suite 4000
Toronto, Ontario, M5L 1A9

	Attention:	Kevin Rusli
	Email:	kevin.rusli@blakes.com

(b)	to Canopy Growth at:

Canopy Growth Corporation
1 Hershey Drive
Smiths Falls, Ontario, K7A 0A8

	Attention:	Phil Shaer
	Email:	[***]

with a copy to:

Cassels, Brock & Blackwell LLP
40 King Street West, Suite 2100
Toronto, Ontario, M5H 3C2

	Attention:	Jonathan Sherman
	Email:	jsherman@casselsbrock.com

(c)	to Canopy Rivers at:

Canopy Rivers Corporation
40 King Street West, Suite 2100
Toronto, Ontario, M5H 3C2

	Attention:	Matthew Mundy
	Email:	[***]

with a copy to:

Cassels, Brock & Blackwell LLP
40 King Street West, Suite 2100
Toronto, Ontario, M5H 3C2

	Attention:	Jonathan Sherman
	Email:	jsherman@casselsbrock.com

(d)	to any of the JW Entities at:

c/o JW Asset Management, LLC
489 Fifth Ave, 29th Fl
New York, NY 10017

	Attention:	Jason Wild
	Email:	[***]

Rejection or other refusal to accept, or inability to deliver because of a changed address of which no Notice was given, shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver. Sending a copy of a Notice to a Party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the Notice to that Party. The failure to send a copy of a Notice to legal counsel does not invalidate delivery of that Notice to a Party.

7.4	Time of the Essence

Time is of the essence in this Agreement.

7.5	Injunctive Relief

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed by a Party in accordance with their specific terms or were otherwise breached by a Party. It is accordingly agreed that each Party shall be entitled to injunctive and other equitable relief to prevent breaches or threatened breaches of this Agreement, and to specifically enforce compliance with, or performance of, the terms of this Agreement against any other Party without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which a Party may be entitled at Law or in equity.

7.6	Third Party Beneficiaries

The Parties intend that this Agreement will not benefit or create any right or cause of action in favour of any Person, other than the Parties and that no Person, other than the Parties, shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

7.7	Waiver

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

7.8	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

7.9	Successors and Assigns

(a)           This Agreement becomes effective only when executed by the Parties. After that time, it will be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

(b)           Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any Party without the prior written consent of the other Parties.

7.10	Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

7.11	Governing Law

(a)           This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)           Each Party irrevocably attorns and submits to the exclusive jurisdiction of the Ontario courts situated in the City of Toronto and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

7.12	Further Assurances

Each Party hereto shall, from time to time and at all times hereafter, at the request of any other Party hereto, but without further consideration, do all such further acts and things, and execute and deliver all such further documents and instruments and provide all such further assurances as may be reasonably required in order to fully perform and carry out the terms and intent hereof.

7.13	Rules of Construction

The Parties to this Agreement waive the application of any Law or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

7.14	No Liability

No director or officer of any Party shall have any personal liability whatsoever to any other Party under this Agreement or any other document delivered under this Agreement.

7.15	Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by facsimile or other method of electronic communication) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the Parties have executed this Arrangement Agreement.

TERRASCEND CORP.

By:	/s/ Michael Nashat
Name: Michael Nashat
Title: President & CEO

CANOPY GROWTH CORPORATION

By:	/s/ Phil Shaer
Name: Phil Shaer
Title: Chief Legal Officer

CANOPY RIVERS CORPORATION

By:	/s/ Eddie Lucarelli
Name: Eddie Lucarelli
Title: Chief Financial Officer

JW OPPORTUNITIES MASTER FUND, LTD.

By:	/s/ Jason Wild
Name: Jason Wild
Title: Authorized Signatory

JW PARTNERS, LP, by its general partner, JW GP, LLC

By:	/s/ Jason Wild
Name: Jason Wild
Title: Authorized Signatory

PHARMACEUTICAL OPPORTUNITIES FUND, LP, by its general partner, JW GP, LLC

By:	/s/ Jason Wild
Name: Jason Wild
Title: Authorized Signatory

Signature Page - Arrangement Agreement

SCHEDULE A

PLAN OF ARRANGEMENT

A-1

SCHEDULE A

PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT UNDER SECTION 182

OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

ARTICLE 1

INTERPRETATION

1.1	Definitions

Unless indicated otherwise, where used in this Plan of Arrangement, capitalized terms used but not defined shall have the meanings specified in the Arrangement Agreement and the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings):

“Arrangement” means the arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement.

“Arrangement Agreement” means the arrangement agreement made as of October 8, 2018 among the JW Entities, Canopy Growth, Canopy Rivers and the Company (including the Schedules thereto) as it may be amended, modified or supplemented from time to time in accordance with its terms.

“Arrangement Resolution” means the special resolution approving this Plan of Arrangement to be considered at the Company Meeting by the Company Shareholders entitled to vote thereon pursuant to the Interim Order.

“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement, required by the OBCA to be sent to the Director after the Final Order is made, which shall include this Plan of Arrangement and otherwise be in a form satisfactory to the JW Entities, Canopy Growth, Canopy Rivers and the Company, each acting reasonably.

“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Toronto, Ontario.

“Certificate of Arrangement” means the certificate of arrangement issued by the Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement.

“Canopy Growth” means Canopy Growth Corporation, a corporation incorporated under the federal laws of Canada.

“Canopy Rivers” means Canopy Rivers Corporation, a corporation incorporated under the federal laws of Canada.

“Canopy Warrants” means (i) the outstanding Warrants issued by the Company to Canopy Growth on December 8, 2017, being 9,545,456 Warrants as of the date of the Arrangement Agreement represented by Warrant certificate 2017-05; and (ii) the outstanding Warrants issued by the Company to Canopy Rivers on December 8, 2017, being 9,545,456 Warrants as of the date of the Arrangement Agreement represented by Warrant certificate 2017-04.

“Common Share VWAP” means $7.5778, being the volume weighted average trading price of the Common Shares on the CSE for the five trading days immediately prior to the date of the Arrangement Agreement.

“Common Shares” means the common shares in the capital of the Company.

“Company” means TerrAscend Corp., a corporation incorporated under the laws of the Province of Ontario.

“Company Meeting” means the special meeting of Company Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Company Circular and agreed to in writing by the Parties.

“Company Shareholders” means the registered or beneficial holders of Common Shares, as the context requires.

“Court” means the Ontario Superior Court of Justice (Commercial List), or other court as applicable.

“Director” means the Director appointed pursuant to Section 278 of the OBCA.

“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement.

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date, or such other time as the Parties agree to in writing before the Effective Date.

“Exchangeable Shares” has the meaning specified in Section 2.3(a).

“Final Order” means the final order of the Court made pursuant to Section 182(5)(f) of the OBCA in a form acceptable to the JW Entities, Canopy Growth, Canopy Rivers and the Company, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of the JW Entities, Canopy Growth, Canopy Rivers and the Company, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to the JW Entities, Canopy Growth, Canopy Rivers and the Company, each acting reasonably) on appeal.

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, ministry, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, anti-trust, foreign investment, expropriation or taxing authority under or for the account of any of the foregoing or (iv) any stock exchange.

“Interim Order” means the interim order of the Court made pursuant to section 182(5) of the OBCA, in a form acceptable to the JW Entities, Canopy Growth, Canopy Rivers and the Company, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as such order may be amended by the Court with the consent of the JW Entities, Canopy Growth, Canopy Rivers and the Company, each acting reasonably.

“JW Entities” means, collectively, (i) JW Opportunities Master Fund, Ltd., a corporation incorporated under the laws of the Cayman Islands (ii) JW Partners, LP, a limited partnership formed under the laws of Delaware, USA and (iii) Pharmaceutical Opportunities Fund, LP, a limited partnership formed under the laws of Delaware, USA.

“JW Warrants” means the outstanding Warrants issued by the Company to the JW Entities on December 8, 2017, being an aggregate of 28,636,361 Warrants as of the date of the Arrangement Agreement represented by Warrant certificates 2017-01, 2017-02 and 2017-03.

“Law” means, with respect to any Person, any and all applicable law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, notice, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended unless expressly specified otherwise.

“Lien” means any mortgage, charge, pledge, hypothec, security interest, lien (statutory or otherwise), or adverse right or claim, or other third party interest or encumbrance of any kind.

“OBCA” means the Business Corporations Act (Ontario).

“Options” means the options to purchase Common Shares issued pursuant to the Company’s Stock Option Plan dated March 8, 2017, as amended on August 6, 2018.

“Parties” means the JW Entities, Canopy Growth, Canopy Rivers and the Company, and “Party” means any one of them.

“Person” includes any individual, partnership, association, body corporate, trust, organization, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“Plan of Arrangement” means this plan of arrangement proposed under Section 182 of the OBCA, and any amendments or variations made in accordance with the Arrangement Agreement or Section 4.1 hereof or made at the direction of the Court in the Interim Order or Final Order with the prior written consent of the JW Entities, Canopy Growth, Canopy Rivers and the Company, each acting reasonably.

“Proportionate Voting Shares” has the meaning specified in Section 2.3(a).

“Subscription Agreements” means the subscription agreements entered into between the Company and each of the JW Entities, Canopy Growth and Canopy Rivers dated November 15, 2017.

“Tax Act” means the Income Tax Act (Canada).

“Transfer Agent” means, prior to the Effective Time, the Person appointed as the transfer agent and registrar of the Common Shares, and following the Effective Time, the Person appointed as the transfer agent and registrar of the Common Shares, Proportionate Voting Shares and the Exchangeable Shares.

“Warrants” means all outstanding warrants to purchase Common Shares, including the Canopy Warrants and the JW Warrants.

1.2	Certain Rules of Interpretation

In this Plan of Arrangement, unless otherwise specified:

(a)	Headings, etc. The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Plan of Arrangement.

(b)	Currency. All references to dollars or to $ are references to Canadian dollars, unless specified otherwise.

(c)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(d)	Certain Phrases, etc. The words (i) “including”, “includes” and “include” mean “including (or includes or include) without limitation,” (ii) “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of,” and (iii) unless stated otherwise, “Article”, “Section”, and “Schedule” followed by a number or letter mean and refer to the specified Article or Section of or Schedule to this Plan of Arrangement.

(e)	Statutes. Any reference to a statute refers to such statute and all rules, resolutions and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(f)	Computation of Time. A period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Plan of Arrangement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

(g)	Time References. References to time herein are to local time, Toronto, Ontario.

ARTICLE 2

THE ARRANGEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to the Arrangement Agreement.

2.2	Binding Effect

This Plan of Arrangement and the Arrangement, upon the filing of the Articles of Arrangement and the issuance of the Certificate of Arrangement, will become effective and be binding on the JW Entities, Canopy Growth, Canopy Rivers, the Company, all holders and beneficial owners of Common Shares, Options and Warrants, the Transfer Agent and all other Persons, at and after the Effective Time without any further act or formality required on the part of any Person.

2.3	Arrangement

At the Effective Time each of the following events shall occur and shall be deemed to occur sequentially as set out below without any further authorization, act or formality, in each case, unless stated otherwise, effective as at five minute intervals starting at the Effective Time:

(a)	the articles of the Company will be amended to: (i) authorize the issuance of an unlimited number of a new class of proportionate voting shares (the “Proportionate Voting Shares”); (ii) authorize the issuance of an unlimited number of a new class of exchangeable shares (the “Exchangeable Shares”); (iii) authorize the issuance of an unlimited number of a new class of preferred shares, issuable in series (the “Preferred Shares”); and (iv) add the rights, privileges, restrictions and conditions attaching to the Proportionate Voting Shares, Common Shares, Exchangeable Shares and Preferred Shares set out in Exhibit A;

(b)	each Common Share held by any of the JW Entities shall, without any further action by or on behalf of the JW Entities, be deemed to be assigned and transferred by the holder thereof to the Company (free and clear of all Liens) in exchange for 0.001 of a Proportionate Voting Share, and:

(i)	the JW Entities shall cease to be the holders thereof and to have any rights as holders of such Common Shares other than the right to receive Proportionate Voting Shares in respect thereof in accordance with this Plan of Arrangement;

(ii)	the JW Entities shall be removed from the register of the Common Shares maintained by or on behalf of the Company and added to the register of the Proportionate Voting Shares maintained by or on behalf of the Company; and

(iii)	the Common Shares transferred to the Company shall be cancelled;

(c)	each Canopy Warrant held by either Canopy Growth or Canopy Rivers shall, without any further action by or on behalf of Canopy Growth or Canopy Rivers, be deemed to be acquired by the Company (resulting, for the avoidance of doubt, in the cancellation of such Canopy Warrant) in exchange for the issuance by the Company to Canopy Growth or Canopy Rivers, as applicable, of a fraction of a Common Share per Canopy Warrant equal to (i) the Common Share VWAP minus the exercise price of the Canopy Warrant; divided by (ii) the Common Share VWAP;

(d)	each Common Share held by either Canopy Growth or Canopy Rivers (including each Common Share issued in accordance with Section 2.3(c)) shall, without any further action by or on behalf of Canopy Growth or Canopy Rivers, be deemed to be assigned and transferred by the holder thereof to the Company (free and clear of all Liens) in exchange for one Exchangeable Share, and:

(i)	Canopy Growth and Canopy Rivers shall cease to be the holders thereof and to have any rights as holders of such Common Shares other than the right to receive Exchangeable Shares in respect thereof in accordance with this Plan of Arrangement;

(ii)	Canopy Growth and Canopy Rivers shall be removed from the register of the Common Shares maintained by or on behalf of the Company and added to the register of the Exchangeable Shares maintained by or on behalf of the Company; and

(iii)	the Common Shares transferred to the Company shall be cancelled;

(e)	the JW Warrants will be amended to reflect that each JW Warrant is exercisable for 0.001 of a Proportionate Voting Share instead of one Common Share; and

(f)	each of the Subscription Agreements will be amended to delete Section 6(vv) [Canadian Operations] thereof,

provided that none of the foregoing will occur or will be deemed to occur unless all of the foregoing occur and, if they occur, all of the foregoing will be deemed to occur without further act or formality.

ARTICLE 3

CERTIFICATES AND PAYMENTS

3.1	Issuance of Shares

(a)	Forthwith following the Effective Time, the Company shall, subject to Section 3.1(b), issue and deliver to the Transfer Agent one or more irrevocable treasury directions authorizing the Transfer Agent, as the registrar and transfer agent of the Common Shares, Proportionate Voting Shares and Exchangeable Shares, to register and issue the aggregate number of Proportionate Voting Shares and Exchangeable Shares, as applicable, to which each of the JW Entities, Canopy Growth and Canopy Rivers are entitled in accordance with Sections 2.3(b) and (d).

(b)	Upon surrender to the Transfer Agent for cancellation of a certificate or certificates (as applicable) which, immediately prior to the Effective Time, represented outstanding Common Shares that were transferred or deemed to be transferred, as applicable, pursuant to Section 2.3, together with such additional documents and instruments as the Transfer Agent may reasonably require, the holder of the Common Shares represented by such surrendered certificate(s) shall be entitled to receive in exchange therefore, and the Transfer Agent shall deliver to such holder, the applicable consideration that such holder has the right to receive under this Plan of Arrangement for such Common Shares, less any amounts withheld pursuant to Section 3.4, and any certificate(s) so surrendered shall forthwith be cancelled.

(c)	Until surrendered as contemplated by this Section 3.1, each certificate that immediately prior to the Effective Time represented Common Shares that were transferred or deemed to be transferred, as applicable, pursuant to Section 2.3 shall be deemed after the Effective Time to represent only the right to receive upon such surrender the consideration which such holder has the right to receive under this Plan of Arrangement for such Common Shares, less any amounts withheld pursuant to Section 3.4.

(d)	No holder of Common Shares, Options or Warrants as of the Effective Time shall be entitled to receive any consideration with respect to such Common Shares, Options or Warrants under this Plan of Arrangement other than any consideration to which such holder is entitled to receive in accordance with Section 2.3 and this Section 3.1 and, for greater certainty, no such holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith.

3.2	Fractional Shares

No fractional Common Shares or Exchangeable Shares shall be issued to Canopy Growth or Canopy Rivers pursuant to this Plan of Arrangement. A holder of Canopy Warrants or a Common Shareholder otherwise entitled to a fractional interest in a Common Share or Exchangeable Share shall receive the nearest whole number of Common Shares or Exchangeable Shares, as applicable, with fractions equal to 0.5 or more being rounded up. Fractional Proportionate Voting Shares equal to 0.001 of a Proportionate Voting Share or greater may be issued to the JW Entities pursuant to this Plan of Arrangement. A Common Shareholder otherwise entitled to a fractional interest in an Exchangeable Share that is less than 0.001 shall receive the nearest thousandth of an Exchangeable Share, with fractions equal to 0.0005 or more being rounded up.

3.3	Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Common Shares that were transferred pursuant to Section 2.3 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Transfer Agent will issue in exchange for such lost, stolen or destroyed certificate the applicable number of Proportionate Voting Shares or Exchangeable Shares, subject to any withholdings in accordance with Section 3.4. When authorizing such issuance in exchange for any lost, stolen or destroyed certificate, the Person to whom such Proportionate Voting Shares or Exchangeable Shares are to be delivered shall as a condition precedent to the delivery of such Proportionate Voting Shares or Exchangeable Shares, give a bond satisfactory to the Company and the Transfer Agent (acting reasonably) in such sum as the Company may direct, or otherwise indemnify the Company in a manner satisfactory to the Company, acting reasonably, against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

3.4	Withholding Rights

The Company and the Transfer Agent, as applicable, shall be entitled to deduct and withhold from any Proportionate Voting Shares or Exchangeable Shares deliverable or consideration otherwise deliverable to any former Common Shareholder such amounts as they may be required to deduct and withhold therefrom under any provision of applicable Laws in respect of Taxes. To the extent that any amounts are so deducted and withheld, such amounts shall be treated for all purposes hereof as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To satisfy the amount required to be deducted or withheld from any payment to any such Common Shareholder, the Company or the Transfer Agent, as applicable, may sell or otherwise dispose of (or exercise any exchange or conversion rights applicable and then sell or otherwise dispose of the underlying Common Shares) any portion of the Proportionate Voting Shares or Exchangeable Voting Shares deliverable to such holder as is necessary to provide sufficient funds to enable the Company or the Transfer Agent, as applicable, to comply with such deduction and/or withholding requirements.

3.5	No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.

3.6	Existing Options and Warrants

For clarity, from and after the Effective Time all Options and Warrants issued and outstanding following the Effective Time, other than the JW Warrants, will remain exercisable for Common Shares.

3.7	Paramountcy

From and after the Effective Time, this Plan of Arrangement shall take precedence and priority over any and all Common Shares, Options and Warrants issued or outstanding prior to the Effective Time.

3.8	Tax Election

The Company will, at the request of Canopy Rivers or Canopy Growth, jointly elect with Canopy River or Canopy Growth, as applicable, under subsection 85(1) of the Tax Act with respect to the transfer of the Canopy Warrants. Such elections will be duly and timely prepared (in the form and manner prescribed by the Tax Act and the regulations thereunder) by Canopy Rivers or Canopy Growth, as applicable, timely delivered to the Company for execution (providing the Company with reasonable time to review in advance of the filing deadline), whereupon such elections will be timely signed by an appropriate signing officer of the Company and returned to Canopy Rivers or Canopy Growth, as applicable, for timely filing. The agreed amount for the purposes of paragraph 85(1)(a) of the Tax Act in respect of the Canopy Warrants will be such amount as is determined by Canopy Rivers or Canopy Growth, as applicable, within the limits prescribed in the Tax Act. The Company will, at the request of Canopy Rivers and/or Canopy Growth, as applicable, jointly elect with Canopy Rivers and/or Canopy Growth, as applicable, under corresponding provisions of applicable provincial income tax legislation with respect to the transfer of the Company Warrants in respect of which a request to file a tax election is made by Canopy Rivers or Canopy Growth, as applicable. The foregoing provisions of this Section 3.8 will apply to the making of any such provincial elections, with necessary changes. The Company will not be responsible or liable for any taxes, interest, penalties, damages or expenses resulting from the failure by anyone to properly complete or file an election referred to above in the form and manner and within the time prescribed by the Tax Act or relevant provincial tax legislation, as the case may be, unless such taxes, interest, penalties, damages or expenses result solely from the failure by the Company to fulfil its obligations under this Section 3.8.

3.9	Shares Fully Paid

All Common Shares, Proportionate Voting Shares and Exchangeable Shares issued pursuant to this Plan of Arrangement shall be fully paid and non-assessable, and the Company shall be deemed to have received the full consideration therefor.

ARTICLE 4

AMENDMENTS

4.1	Amendments to Plan of Arrangement

(a)	The JW Entities, Canopy Growth, Canopy Rivers and the Company may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must (i) be set out in writing, (ii) be approved by the JW Entities, Canopy Growth, Canopy Rivers and the Company, each acting reasonably, (iii) filed with the Court and, if made following the Company Meeting, approved by the Court, and (iv) communicated to the Company Shareholders if and as required by the Court.

(b)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to the Company Meeting (provided that the JW Entities, Canopy Growth and Canopy Rivers shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if (i) it is consented to in writing by the JW Entities, Canopy Growth, Canopy Rivers and the Company (in each case, acting reasonably), and (ii) if required by the Court, it is consented to by some or all of the Company Shareholders voting in the manner directed by the Court.

(d)	Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by the Company, provided that it concerns a matter which, in the reasonable opinion of the Company, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not expected by the Company, acting reasonably, to be materially prejudicial to any other Party.

4.2	Termination

This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

ARTICLE 5

FURTHER ASSURANCES

5.1	Further Assurances

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order to further document or evidence any of the transactions or events set out in this Plan of Arrangement.

EXHIBIT A

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO SHARES

Except as set out below, the Proportionate Voting Shares, Common Shares and Exchangeable Shares (collectively, the “Shares”) have the same rights, are equal in all respects and are treated by the Corporation as if they were shares of one class only.

Notwithstanding any other provision herein, but subject to the Business Corporations Act (Ontario) (the “Act”), the special rights and restrictions attached to any class of Shares may be modified if the amendment is authorized by not less than 66 ⅔% of the votes cast at a meeting of holders of Shares duly held for that purpose. However, if the holders of Proportionate Voting Shares, as a class, the holders of Common Shares, as a class, or the holders of Exchangeable Shares, as a class, are to be affected in a manner materially different from any other classes of Shares, the amendment must, in addition, be authorized by not less than 66 ⅔% of the votes cast at a meeting of the holders of the class of Shares which is affected differently.

PROPORTIONATE VOTING SHARES

1.	Voting Rights. The holders of the Proportionate Voting Shares shall be entitled to receive notice of, and to attend, all meetings of the shareholders of the Corporation and shall have 1000 votes for each Proportionate Voting Share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

2.	Dividends. The holders of the Proportionate Voting Shares shall be entitled to receive, subject to the rights of the holders of any other class of shares, any dividend declared by the Corporation. If, as and when dividends are declared by the directors, each Proportionate Voting Share shall be entitled to 1,000 times the amount paid or distributed per Common Share (or, if a stock dividend is declared, each Proportionate Voting Share shall be entitled to receive the same number of Proportionate Voting Shares per Proportionate Voting Share as the number of Common Shares entitled to be received per Common Share).

3.	Dissolution. In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Proportionate Voting Shares shall, subject to the rights of any other class of shares, be entitled to receive the remaining property of the Corporation on the basis that each Proportionate Voting Share shall be entitled to 1,000 times the amount distributed per Common Share, but otherwise there is no preference or distinction among or between the Proportionate Voting Shares and the Common Shares.

4.	Subdivision or Consolidation. No subdivision or consolidation of the Proportionate Voting Shares may be carried out unless, at the same time, the Common Shares and Exchangeable Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.

5.	Conversion at Option of Holder. Each issued and outstanding Proportionate Voting Share may at any time, at the option of the holder, be converted into 1,000 Common Shares. The conversion right may be exercised at any time and from time to time by notice in writing delivered to the Corporation’s transfer agent (the “Transfer Agent”) accompanied by the certificate or certificates representing the Proportionate Voting Shares or, if uncertificated, such other evidence of ownership as the Transfer Agent may require, in respect of which the holder wishes to exercise the right of conversion. The notice must be signed by the registered holder of the Proportionate Voting Shares in respect of which the right of conversion is being exercised or by his, her or its duly authorized attorney and must specify the number of Proportionate Voting Shares which the holder wishes to have converted. Upon receipt of the conversion notice and share certificate(s) or other evidence of ownership satisfactory to the Transfer Agent, the Corporation will issue a share certificate or other evidence of ownership representing Common Shares on the basis set out above to the registered holder of the Proportionate Voting Shares. If fewer than all of the Proportionate Voting Shares represented by a certificate accompanying the notice are to be converted, the holder is entitled to receive a new certificate representing the shares comprised in the original certificate which are not to be converted. No fractional Common Shares will be issued on any conversion of Proportionate Voting Shares. Proportionate Voting Shares converted into Common Shares hereunder will automatically be cancelled.

6.	Conversion at Option of Corporation. If the directors of the Corporation, in good faith, determine that it is no longer advisable to maintain the Proportionate Voting Shares as a separate class of shares (a “Conversion Event”), then, effective on the date approved by the directors, all of the Proportionate Voting Shares shall, without any further action on the part of any holder of Proportionate Voting Shares, immediately and automatically be converted into Common Shares at the conversion ratio of 1000 Common Shares for each Proportionate Voting Share. Promptly following conversion, the Corporation will issue a share certificate or other evidence of ownership representing Common Shares on the basis set out above to the registered holders of Proportionate Voting Shares. No fractional Common Shares will be issued on any conversion of Proportionate Voting Shares. Proportionate Voting Shares converted into Common Shares hereunder will automatically be cancelled. If a Conversion Event occurs, the directors shall not be entitled to issue any further Proportionate Voting Shares.

7.	Fractional Shares. Any fractional Proportionate Voting Shares issued and outstanding shall have the rights set forth above, provided that each 0.001 of a Proportionate Voting Share shall: (i) entitle the holder to one vote at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series; (ii) if, as and when dividends are declared by the directors, be entitled to the amount paid or distributed per Common Share (or, if a stock dividend is declared, each 0.001 of a Proportionate Voting Share shall be entitled to receive 0.001 of a Proportionate Voting Share for each Common Share that a holder of a Common Shares is entitled to receive); (iii) shall be entitled to receive the remaining property of the Corporation on the basis that each 0.001 of a Proportionate Voting Share shall be entitled to the amount distributed per Common Share; and (iv) may be converted into one Common Share.

COMMON SHARES

1.	Voting Rights. The holders of the Common Shares shall be entitled to receive notice of, and to attend, all meetings of the shareholders of the Corporation and shall have one vote for each Common Share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

2.	Dividends. The holders of the Common Shares shall be entitled to receive, subject to the rights of the holders of any other class of shares, any dividend declared by the Corporation. If, as and when dividends are declared by the directors, each Common Share shall be entitled to 0.001 times the amount paid or distributed per Proportionate Voting Share (or, if a stock dividend is declared, each Common Share shall be entitled to receive the same number of Common Shares per Common Share as the number of Proportionate Voting Shares entitled to be received per Proportionate Voting Share).

3.	Dissolution. In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall, subject to the rights of any other class of shares, be entitled to receive the remaining property of the Corporation on the basis that each Common Share shall be entitled to 0.001 times the amount distributed per Proportionate Voting Share, but otherwise there is no preference or distinction among or between the Proportionate Voting Shares and the Common Shares.

4.	Subdivision or Consolidation. No subdivision or consolidation of the Common Shares may be carried out unless, at the same time, the Proportionate Voting Shares and Exchangeable Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.

5.	Conversion. Each issued and outstanding Common Share may at any time, at the option of the holder, be converted into 0.001 of a Proportionate Voting Share. The conversion right may be exercised at any time and from time to time by notice in writing delivered to the Transfer Agent accompanied by the certificate or certificates representing the Common Shares or, if uncertificated, such other evidence of ownership as the Transfer Agent may require, in respect of which the holder wishes to exercise the right of conversion. The notice must be signed by the registered holder of the Common Shares in respect of which the right of conversion is being exercised or by his, her or its duly authorized attorney and must specify the number of Common Shares which the holder wishes to have converted. Upon receipt of the conversion notice and share certificate(s) or other evidence of ownership satisfactory to the Transfer Agent, the Corporation will issue a share certificate or other evidence of ownership representing Proportionate Voting Shares on the basis set out above to the registered holder of the Common Shares. If fewer than all of the Common Shares represented by a certificate accompanying the notice are to be converted, the holder is entitled to receive a new certificate representing the shares comprised in the original certificate which are not to be converted. Common Shares converted into Proportionate Voting Shares hereunder will automatically be cancelled. The right to convert Common Shares into Proportionate Voting Shares hereunder shall terminate if a Conversion Event occurs.

EXCHANGEABLE SHARES

1.	Voting Rights. The holders of Exchangeable Shares shall not be entitled to receive notice of, attend, or vote at meetings of the shareholders of the Corporation; provided that the holders of Exchangeable Shares shall, however, be entitled to receive notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or assets, or a substantial part thereof, but holders of Exchangeable Shares shall not be entitled to vote at such meetings of the shareholders of the Corporation.

2.	Dividends. The holders of the Exchangeable Shares shall not be entitled to receive any dividends.

3.	Dissolution. In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Exchangeable Shares shall not be entitled to receive any amount, property or assets of the Corporation.

4.	Exchange Right. Each issued and outstanding Exchangeable Share may at any time following the Exchange Start Date applicable to the holder of such Exchangeable Share, at the option of the holder, be exchanged for one Common Share. The conversion right may be exercised at any time and from time to time by notice in writing delivered to the Transfer Agent accompanied by the certificate or certificates representing the Exchangeable Shares or, if uncertificated, such other evidence of ownership as the Transfer Agent may require, in respect of which the holder wishes to exercise the right of conversion. The notice must be signed by the registered holder of the Exchangeable Shares in respect of which the right of conversion is being exercised or by his, her or its duly authorized attorney and must specify the number of Exchangeable Shares which the holder wishes to have converted. Upon receipt of the conversion notice and share certificate(s) or other evidence of ownership satisfactory to the Transfer Agent, the Corporation will issue a share certificate or other evidence of ownership representing Common Shares on the basis set out above to the registered holder of the Exchangeable Shares. If fewer than all of the Exchangeable Shares represented by a certificate accompanying the notice are to be exchanged, the holder is entitled to receive a new certificate representing the shares comprised in the original certificate which are not to be converted. Exchangeable Shares converted into Common Shares hereunder will automatically be cancelled.

“Exchange Start Date” means the date following satisfaction of the following terms and conditions: (i) the Triggering Event has occurred; and (ii) all stock exchanges upon which the securities of the holder of the Exchangeable Share (or any entity of which the holder is a subsidiary) are listed for trading have approved the exchange of the Exchangeable Share into a Common Share, to extent that any such approval is required.

“Triggering Event” means the earlier of: (i) the date that federal laws regarding the cultivation, distribution or possession of marijuana in the United States are changed, such that the Corporation is fully compliant with federal regulation in the United States; and (ii) the date that all stock exchanges upon which the securities of the holder of the Exchangeable Share (or any entity of which the holder is a subsidiary) are listed for trading have amended their policies to permit listed issuers to invest in entities that are engaged in the cultivation, distribution or possession of marijuana in states in the United States where it is legal to do so, such that the holder of the Exchangeable Share (and any entity of which the holder is a subsidiary) is fully compliant with all rules and regulations of all stock exchanges upon which the securities of the holder of the Exchangeable Shares (or any entity of which the holder is a subsidiary) are listed for trading.

5.	Change of Control Adjustment. Upon any consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction of or involving the Common Shares, or a sale or conveyance of all or substantially all the assets of the Corporation to any other body corporate, trust, partnership or other entity (each a “Change of Control”), each Exchangeable Share that is outstanding on the effective date of a Change of Control shall remain outstanding and, upon the exchange of such Exchangeable Share thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares that the holder thereof would have been entitled to receive prior to such effective date (assuming the Exchange Start Date had occurred), the number of shares or other securities or property (including cash) that such holder would have been entitled to receive on such Change of Control, if, on the effective date of such Change of Control, the holder had been the registered holder of the number of Common Shares which it was entitled to acquire upon the exchange of the Exchangeable Share as of such date (assuming the Exchange Start Date had occurred) (the “Adjusted Exchange Consideration”).

If the Adjusted Exchange Consideration includes cash, then the Corporation shall, or shall cause the other body corporate, trust, partnership or other entity resulting from or party to such Change of Control to, deposit with an escrow agent appointed by the Corporation on the closing date of the Change of Control the aggregate cash that would be payable to holders of Exchangeable Shares if all of the outstanding Exchangeable Shares were exchanged immediately following the Change of Control. All such funds shall be held by the escrow agent in a segregated interest-bearing account for the benefit of the holders of Exchangeable Shares, and shall solely be used to satisfy the cash portion of the Adjusted Exchange Consideration upon exchanges of Exchangeable Shares from time to time after the Exchange Start Date (with holders of Exchangeable Shares being entitled to any accumulated interest on the funds from the date of initial deposit to and including the business day immediately preceding the date of exchange, on a pro rata basis).

If, in connection with a Change of Control, a holder of a Common Share may elect a form of consideration (including, without limitation, shares, other securities, cash or other property) from options made available, then all holders of Exchangeable Shares shall be deemed to have elected to receive an equal percentage of each of the different types of consideration offered, unless otherwise agreed in writing by all holders of Exchangeable Shares in accordance with the terms of the transaction and prior to any applicable election deadline. In such case, the Adjusted Exchange Consideration shall equal the consideration that a holder of Common Shares making an election on the terms set forth in the preceding sentence would have received in the transaction.

After any adjustment pursuant to these terms, the term “Common Shares”, where used above, shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this section, the holder is entitled to receive upon the exchange of Exchangeable Shares, and the number of Common Shares indicated by any exchange of an Exchangeable Share shall be interpreted to mean the number of Common Shares or other property or securities the holder of the Exchangeable Share is entitled to receive upon the exchange of an Exchangeable Share as a result of such adjustment and all prior adjustments pursuant to these terms.

6.	Subdivision or Consolidation. No subdivision or consolidation of the Exchangeable Shares may be carried out unless, at the same time, the Proportionate Voting Shares and Common Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.

PREFERRED SHARES

The rights privileges, restrictions and conditions attaching to the Preferred Shares are as follows:

1.	One or More Series. The Preferred Shares may at any time and from time to time be issued in one or more series.

2.	Terms of Each Series. Subject to the Act, the directors may fix, before the issue thereof, the number of Preferred Shares of each series, the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series, including, without limitation, any voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms and conditions of redemption or purchase, any conversion rights, and any rights on the liquidation, dissolution or winding up of the Corporation, any sinking fund or other provisions, the whole to be subject to the issue of a certificate of amendment setting forth the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of the series.

3.	Ranking of Preferred Shares. The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Proportionate Voting Shares, Common Shares and Exchangeable Shares. If any amount of cumulative dividends (whether or not declared) or declared non-cumulative dividends or any amount payable on any such distribution of assets constituting a return of capital in respect of the Preferred Shares of any series is not paid in full, the Preferred Shares of such series shall participate rateably with the Preferred Shares of every other series in respect of all such dividends and amounts.

SCHEDULE B

ARRANGEMENT RESOLUTION

1.	The arrangement (the “Arrangement”) under section 182 of the Business Corporations Act (Ontario) (the “OBCA”) involving TerrAscend Corp. (the “Company”), pursuant to the arrangement agreement between the Company, Canopy Growth Corporation, Canopy Rivers Corporation, JW Opportunities Master Fund, Ltd., JW Partners, LP and Pharmaceutical Opportunities Fund, LP dated October 8, 2018, as it may be modified, supplemented or amended from time to time in accordance with its terms (the “Arrangement Agreement”), as more particularly described and set forth in the management information circular of the Company dated n, 2018 (the “Circular”), and all transactions contemplated thereby, are hereby authorized, approved and adopted.

2.	The plan of arrangement of the Company, as it has been or may be modified, supplemented or amended in accordance with the Arrangement Agreement and its terms (the “Plan of Arrangement”), the full text of which is set out as Appendix n to the Circular, is hereby authorized, approved and adopted.

3.	The: (i) Arrangement Agreement and all the transactions contemplated therein; (ii) actions of the directors of the Company in approving the Arrangement and the Arrangement Agreement; and (iii) actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement and any modifications, supplements or amendments thereto, and causing the performance by the Company of its obligations thereunder, are hereby ratified and approved.

4.	Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the holders of common shares of the Company (the “Company Shareholders”) or that the Arrangement has been approved by the Ontario Superior Court of Justice (Commercial List) (the “Court”), the directors of the Company are hereby authorized and empowered, without further notice to or approval of the Company Shareholders: (i) to amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement to the extent permitted by their terms; and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and any related transactions.

5.	Any one director or officer of the Company be and is hereby authorized and directed for and on behalf of the Company to make an application to the Court for an order approving the Arrangement, to execute, under the corporate seal of the Company or otherwise, and to deliver to the Director under the OBCA for filing articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement and the Plan of Arrangement in accordance with the Arrangement Agreement.

6.	Any officer or director of the Company is hereby authorized and directed, for and on behalf of the Company, to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of any such other document or instrument or the doing of any such other act or thing.

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SCHEDULE C

EXCHANGEABLE SHARE PROTECTION AGREEMENT

EXCHANGEABLE SHARE PROTECTION AGREEMENT

THIS AGREEMENT is made as of [·], 201[8],

AMONG:

TERRASCEND CORP.,

a corporation existing under the laws of the Province of Ontario

(the “Company”)

- and -

CANOPY GROWTH CORPORATION,

a corporation existing under the federal laws of Canada

(“Canopy Growth”)

- and -

CANOPY RIVERS CORPORATION,

a corporation existing under the federal laws of Canada

(“Canopy Rivers” and together with the Company and Canopy Growth, the “Parties”)

WHEREAS in connection with a statutory arrangement of the Company under the Business Corporations Act (Ontario) completed on the date hereof (the “Arrangement”), the Company issued exchangeable shares in the capital of the Company (“Exchangeable Shares”) to both Canopy Growth and Canopy Rivers in exchange for the common shares in the capital of the Company (“Common Shares”) held by Canopy Growth and Canopy Rivers on that date;

AND WHEREAS the Exchangeable Shares are non-voting, non-participating shares in the capital of the Company that are exchangeable, on a one-for-one basis, for Common Shares of the Company, subject to certain terms and conditions set out in the articles of the Company (as they may be amended or supplemented from time to time), which include, among other things, that such Exchangeable Shares will not be exchangeable until: (a) the cultivation, distribution or possession of marijuana in the United States is legal under federal law in the United States or the stock exchanges on which securities of Canopy Growth or Canopy Rivers, as applicable, are listed permit the investment by Canopy Growth or Canopy Rivers, as applicable, in an entity that participates in the cultivation, distribution or possession of marijuana in the United States; and (ii) the stock exchanges on which securities of Canopy Growth or Canopy Rivers, as applicable, are listed permit the exchange of such Exchangeable Shares;

AND WHEREAS because the Exchangeable Shares are non-voting and non-participating shares in the capital of the Company and cannot currently be exchanged into Common Shares, as a condition to Canopy Growth and Canopy Rivers agreeing to support the Arrangement, they are seeking assurances from the Company that it will not intentionally erode the value of the Common Shares underlying the Exchangeable Shares during the period that the Exchangeable Shares are outstanding by the Company undertaking certain transactions with respect to the Common Shares;

AND WHEREAS the Parties have entered into this Agreement to address the concerns raised by Canopy Growth and Canopy Rivers;

NOW THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, the Parties agree as follows:

1.	The Company covenants to Canopy Growth and Canopy Rivers that it shall not make any dividend payments or other distributions of any kind or nature to holders of the Company’s securities until the earlier of (i) December 31, 2028; (ii) such time as there are no longer any Exchangeable Shares issued and outstanding; or (iii) a Change of Control (as defined in the articles of the Company) has occurred resulting in Adjusted Exchange Consideration (as defined in the articles of the Company) comprising only cash and the aggregate amount of such Adjusted Exchange Consideration payable upon exchange to holders of Exchangeable Shares outstanding on the date of the Change of Control is placed into escrow in accordance with the terms of the articles of the Company.

2.	The Company covenants to Canopy Growth and Canopy Rivers that it shall not undertake a voluntary dissolution, liquidation or winding-up of the Company or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs until such time as there are no longer any Exchangeable Shares issued and outstanding.

3.	The Company covenants to each of Canopy Growth and Canopy Rivers that it shall not amend its articles to affect any change in the share capital of the Company that could reasonably be expected to have a negative effect on the Exchangeable Shares without the prior written consent of Canopy Growth and Canopy Rivers, as applicable, such consent not to be unreasonably withheld or delayed.

4.	The Company covenants to each of Canopy Growth and Canopy Rivers that it shall not create a series of preferred shares in the capital of the Company that would reasonably be expected to have a negative effect on the Exchangeable Shares without the prior written consent of Canopy Growth and Canopy Rivers, as applicable, such consent not to be unreasonably withheld or delayed; provided that a class of preferred shares that has the right to the same number of votes per share as a Common Share but no right to receive dividends or participate in the assets of the Company on wind up or dissolution shall not be considered to negatively affect the Exchangeable Shares.

5.	Each of Canopy Growth and Canopy Rivers only receives the benefits of the covenants in Sections 1 to 3 above for so long as such Party holds Exchangeable Shares.

6.	This Agreement shall automatically terminate when there are no longer any Exchangeable Shares issued and outstanding.

7.	Time is of the essence in this Agreement.

8.	The Company agrees that irreparable harm to Canopy Growth and Canopy Rivers would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached by the Company. It is accordingly agreed that each of Canopy Growth and Canopy Rivers shall be entitled to injunctive and other equitable relief to prevent breaches or threatened breaches of this Agreement, and to specifically enforce compliance with, or performance of, the terms of this Agreement against the Company without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which a Party may be entitled at law or in equity.

9.	The Parties intend that this Agreement will not benefit or create any right or cause of action in favour of any person or entity other than the Parties and that no person or entity other than the Parties shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

10.	No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

11.	This Agreement becomes effective only when executed by the Parties. After that time, it will be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any Party without the prior written consent of the other Parties.

12.	If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

13.	This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

14.	The Parties to this Agreement waive the application of any law or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

15.	This Agreement may be executed in any number of counterparts (including counterparts by facsimile or other method of electronic communication) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the Parties have executed this Exchangeable Share Protection Agreement.

TERRASCEND CORP.

By:
	Name:	Michael Nashat
	Title:	President & CEO

CANOPY GROWTH CORPORATION

By:
Name:
Title:

CANOPY RIVERS CORPORATION

By:
Name:
Title:

SCHEDULE D

COMPANY REPRESENTATIONS AND WARRANTIES

1.	Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

2.	Corporate Authorization. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by the Company of its obligations under this Agreement and the completion of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the completion of the Arrangement and the other transactions contemplated hereby other than approval by the Company Shareholders in the manner required by the Interim Order and Law and approval by the Court.

3.	Execution and Binding Obligation. This Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding agreement of the Company enforceable against it in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

4.	Governmental Authorization. The execution, delivery and performance by the Company of its obligations under this Agreement and the completion of the Arrangement and the other transactions contemplated hereby do not require any Authorization or other action by or in respect of, or filing with, or notification to, any Governmental Entity by the Company or by any of its subsidiaries other than: (a) the Interim Order and any approvals required by the Interim Order; (b) the Final Order; (c) filings with the Director under the OBCA, (d) the CSE Approval; and (e) filings with the Securities Authorities or the CSE, and (f) Authorizations which, if not taken or made, would not, individually or in the aggregate, materially impede the ability of the Company to complete the Arrangement and the transactions contemplated hereby.

5.	Non-Contravention. The execution, delivery and performance by the Company of its obligations under this Agreement and the completion of the Arrangement and the other transactions contemplated hereby do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition):

(a)	contravene, conflict with, or result in any violation or breach of the Company’s Constating Documents;

(b)	conflict with, or result in any violation or breach of any material contract or material Authorization to which the Company or any of its subsidiaries is a party or is otherwise bound, except as would not, individually or in the aggregate, have a material adverse effect on the business, affairs, operations, financial performance, results of operations or financial condition of the Company; or

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(c)	assuming compliance with the matters referred to in Paragraph 4 above, contravene, conflict with or result in a violation or breach of any Law applicable to the Company, or any of its properties or assets, except as would not, individually or in the aggregate, materially impede the ability of the Company to complete the Arrangement and the transactions contemplated hereby.

6.	Third Party Consents and Approvals. No consents, approvals or notices from any third party are required in order for the Company to proceed with the execution and delivery of this Agreement or the completion by it of the transactions contemplated by this Agreement other than those which, if not obtained, would not, individually or in the aggregate, materially impede the ability of the Company to complete the Arrangement and the transactions contemplated hereby.

7.	Shares to be Issued. All Exchangeable Shares and Proportionate Voting Shares will, when issued in accordance with the terms of the Arrangement, be duly authorized, validly issued, fully-paid and non-assessable shares of the Company.

8.	Litigation. There are no claims, actions, suits, arbitrations, inquiries, investigations or proceedings pending or, to the knowledge of the Company, threatened, against the Company before any Governmental Entity, nor is the Company subject to any outstanding judgement, order, writ, injunction or decree that, either individually or in the aggregate, is reasonably likely to prevent or materially delay the completion of the Arrangement or the transactions contemplated hereby.

9.	Capitalization.

(a)	The authorized capital of the Company consists of an unlimited number of Common Shares. As of October 5, 2018, there were: (i) 96,103,187 Common Shares issued and outstanding; (ii) 7,340,981 Options issued and outstanding providing for the issuance of up to 7,340,981 Common Shares; and (iii) 51,375,958 Warrants issued and outstanding providing for the issuance of up to 51,375,958 Common Shares.

(b)	Except as listed above in Paragraph 9(a), there are no issued, outstanding or authorized options, equity-based awards, warrants, calls, conversion, pre-emptive, redemption, repurchase, stock appreciation or other rights, or any other agreements, arrangements, instruments or commitments of any kind that obligate the Company or any of its subsidiaries to, directly or indirectly, issue or sell any securities of the Company or of any of its subsidiaries, or give any Person a right to subscribe for or acquire, any securities of the Company or of any of its subsidiaries.

(c)	There are no issued, outstanding or authorized notes, bonds, debentures or other evidences of indebtedness or any other agreements, arrangements, instruments or commitments of any kind that give any Person, directly or indirectly, the right to vote with holders of Common Shares on any matter except as required by Law.

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SCHEDULE E

REPRESENTATIONS AND WARRANTIES OF THE PARTIES OTHER THAN THE

COMPANY

1.	Organization. The Party is an entity duly incorporated or organized, as the case may be, and is validly existing under the laws of the jurisdiction of its incorporation or organization.

2.	Authorization. The Party has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by the Party of its obligations under this Agreement and the completion of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary action on the part of the Party and no other internal proceedings on the part of the Party are necessary to authorize this Agreement or the completion of the Arrangement and the other transactions contemplated hereby.

3.	Execution and Binding Obligation. This Agreement has been duly executed and delivered by the Party, and constitutes a legal, valid and binding agreement of the Party enforceable against the Party in accordance with its terms, subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

4.	Governmental Authorization. The execution, delivery and performance by the Party of its obligations under this Agreement and the completion of the Arrangement and the transactions contemplated hereby do not require any Authorization or other action by or in respect of, or filing with, or notification to, any Governmental Entity by the Party other than: (a) the Interim Order and any approvals required by the Interim Order; (b) the Final Order; (c) filings with the Director under the OBCA; (d) the CSE Approval; (e) the Canopy Growth Stock Exchange Approval (in the case of Canopy Growth only); (f) the Canopy Rivers Stock Exchange Approval (in the case of Canopy Rivers only); (g) compliance with any applicable Securities Laws as well as the rules and policies of the CSE and (h) any Authorizations which, if not obtained, or any other actions by or in respect of, or filings with, or notifications to, any Governmental Entity which, if not taken or made, would not, individually or in the aggregate, materially impede the ability of the Party to complete the Arrangement and the transactions contemplated hereby.

5.	Non-Contravention. The execution, delivery and performance by the Party of its obligations under this Agreement and the completion of the Arrangement and the other transactions contemplated hereby do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition):

(a)	contravene, conflict with, or result in any violation or breach of the Party’s Constating Documents; or

(b)	assuming compliance with the matters referred to in Paragraph 4 above, contravene, conflict with or result in a violation or breach of any Law applicable to the Party or any of its properties or assets, except as would not, individually or in the aggregate, materially impede the ability of the Party to complete the Arrangement and the transactions contemplated hereby.

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6.	Litigation. There are no claims, actions, suits, arbitrations, inquiries, investigations or proceedings pending or, to the knowledge of the Party, threatened, against the Party before any Governmental Entity, nor is the Party subject to any outstanding judgement, order, writ, injunction or decree that, either individually or in the aggregate, is reasonably likely to prevent or materially delay the completion of the Arrangement or the transactions contemplated hereby.

7.	Security Ownership. Except as set forth in the chart below and the 1,000,000 Options held by Mr. Jason Wild (who exercises control or direction over the JW Entities), neither the Party nor any of its affiliates beneficially owns (of record or beneficially) or exercises control or direction over any securities of the Company. The Party is the sole beneficial owner of the securities listed below next to its name, with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever. No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the securities listed below next to the Party’s name, or any interest therein or right thereto, except pursuant to this Agreement.

Party	Common Shares	Warrants
Canopy Growth	11,285,456	9,545,456
Canopy Rivers	11,285,456	9,545,456
JW Opportunities	8,605,827	6,827,650
JW Partners	24,848,277	20,482,953
Pharma Opportunities	1,567,425	1,325,758

8.	Securities Voting. The Party has the sole and exclusive right to vote the securities listed next to its name in the chart in Paragraph 7, above as contemplated herein. Except as required herein, none of the securities listed next to the Party’s name in the chart in Paragraph 7 above is subject to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind.

9.	Canopy Growth Stock Exchange Approval. Canopy Growth (and no other Party) represents and warrants that (i) it has received the Canopy Growth Stock Exchange Approval; (ii) such Canopy Growth Stock Exchange Approval is, as of the date hereof, in force and has not been modified in any material respect and (iii) it has no knowledge of any proposed material modification or revocation of the Canopy Growth Stock Exchange Approval by either the TSX or the NYSE.

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10.	Canopy Rivers Stock Exchange Approval. Canopy Rivers (and no other Party) represents and warrants that (i) it has received the Canopy Rivers Stock Exchange Approval; (ii) such Canopy Rivers Stock Exchange Approval is, as of the date hereof, in force and has not been modified in any material respect and (iii) it has no knowledge of any proposed material modification or revocation of the Canopy Rivers Stock Exchange Approval by the TSXV.

11.	Residency. The Party is resident in the country set forth opposite its name in the chart below.

Party	Jurisdiction of Residency
Canopy Growth	Canada
Canopy Rivers	Canada
JW Opportunities	Cayman Islands
JW Partners	United States
Pharma Opportunities	United States

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